Exhibit 99.1

Acme Packet Acquires IPTEGO

EXTENDS SESSION DELIVERY NETWORKING PORTFOLIO TO INCLUDE BEST-OF-BREED MULTI-VENDOR COMMUNICATIONS NETWORK MANAGEMENT AND FRAUD PREVENTION SOLUTIONS

BEDFORD, MA, APRIL 26, 2012 – Acme Packet® (NASDAQ:APKT), the leader in session delivery networks, announced today that it has acquired privately held IPTEGO GmbH, an IP communications network management software company, for approximately $21 million in cash. Based in Berlin, Germany, IPTEGO is a rapidly growing provider of software solutions that offer real-time, end-to-end communications network intelligence, voice and video operations monitoring, customer experience management and fraud prevention and detection.

Highlights:

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The integration of Acme Packet session delivery network solutions with IPTEGO’s real-time intelligence engine will enable customers to move beyond individual element management and give them real-time, network wide visibility into their multi-vendor IP communications networks.

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With more than 80 customers globally, market leading technology, and a compelling vision of the future of real-time IP communications, IPTEGO has been recognized as an innovator in delivering network optimization and fraud detection solutions.

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IPTEGO’s Palladion software optimizes next-generation IP communications networks, enabling customers to rapidly troubleshoot customer experience issues down to the individual session level, proactively identify and isolate communications network faults and events, and detect and prevent fraudulent activities in the network.

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Acme Packet expects to incorporate the Palladion software suite into its product portfolio and will offer it to service provider and enterprise customers through existing IPTEGO and Acme Packet channel partners as well as through direct sales.

Quotes:

“Both enterprise and service provider customers are looking for ways to optimize their IP communications networks – not only to reduce cost and complexity, but also to better deploy new value-adding applications and services,” said Andy Ory, Acme Packet’s president and chief executive officer. “The addition of IPTEGO’s software to the Acme Packet portfolio enables us to help customers get the most out of their IP communications networks with unique, real-time management capabilities.”

“IPTEGO was founded on the belief that our technology could help customers dramatically improve customer experience, while allowing them to operate their IP communications networks in a far more efficient manner,” said Alex Hoffman, IPTEGO co-founder and chief executive officer.

Ulrich Abend, IPTEGO co-founder and chief operations officer, added “As part of Acme Packet, we are excited to be able to bring our vision to the next level, working with customers on a global basis to reduce operational costs and generate additional revenue.”

Notable Facts About IPTEGO:

•	Based in Berlin, Germany, IPTEGO was founded in 2006 and currently has 28 employees. All IPTEGO employees will become employees of Acme Packet.

•	In 2011 IPTEGO was chosen from more than 1,200 companies to receive the Red Herring’s prestigious “Global 100” award.

•	Acme Packet and IPTEGO have more than 30 customers in common.

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IPTEGO Palladion software addresses the management of multiple third party products within IP communications networks using SIP or Diameter signaling -including soft switches, media gateways, policy servers, application servers, IMS core elements, and IP PBXs.

On Thursday, May 3, at 10:00 ET, Acme Packet will host a webinar highlighting the Acme Packet Palladion offering. To register for this webinar, please visit http://tinyurl.com/acmepalladion.

About Acme Packet

Acme Packet (NASDAQ: APKT), the leader in session delivery network solutions, enables the trusted, first-class delivery of next-generation voice, video, data and unified communications services and applications across IP networks. Our Net-Net product family fulfills demanding security, service assurance and regulatory requirements in service provider, enterprise and contact center networks. Based in Bedford, Massachusetts, Acme Packet designs and manufactures its products in the USA, selling them through over 220 reseller partners worldwide. More than 1,600 customers in 107 countries have deployed over 16,000 Acme Packet systems, including 88 of the top 100 service providers and 41 of the Fortune 100. For more information visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate to, among other things, expected financial and operating results, expected growth rates, future stock-based compensation and amortization expenses, future business prospects and market conditions. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated. These include, but are not limited to: the amount of stock-based compensation awarded; the applicable Company stock price used to determine stock-based compensation; the exercise pattern of employee stock options; difficulties expanding the Company’s customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; poor product sales; long sales cycles; difficulties developing new products; difficulties in relationships with vendors and partners; higher risks in international operations; the ability to effectively and successfully integrate and manage new products, people and technology through acquisition activity such as the acquisition of IPTEGO; difficulties managing rapid growth; difficulties managing the Company’s financial performance; the ability to hire and retain employees and appropriately staff operations; the Company’s cash needs; the impact of new accounting pronouncements and increased competition. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.